EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statements No. 333-68747, No. 333-38792, No. 333-52822, No. 333-83374, No. 333-97937, No.
333-105098 and No. 333-109802 of Merrill Lynch & Co., Inc., Merrill Lynch Preferred Capital Trust VI and Merrill Lynch Preferred Funding VI, L.P. on Forms S-3 of our reports dated March 22, 2004, appearing in this Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust VI and Merrill Lynch Preferred Funding VI, L.P. for the year ended December 26, 2003.

/s/  Deloitte & Touche LLP


New York, New York
March 22, 2004